UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 22, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Exchange Agreement

On February 21, 2024 (the “Execution Date”), RiskOn International, Inc., a Nevada corporation (the “Company”) entered into an amendment and exchange agreement (the “Agreement”) with holders of outstanding securities of the Company (collectively, the “Holders”). The Holders, pursuant to a securities purchase agreement, dated as of April 27, 2023 entered into with the Company (the “SPA”), purchased certain senior secured convertible notes (the “Notes”) and warrants (the “Warrants” and together with the SPA and the Notes, the “Existing Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Pursuant to the Agreement, (i) the Company agreed to sell 1,000 shares of Common Stock at a price of $0.15 per share to one of the Holders (the “Proposed Common Offering”), (ii) the Holders agreed to exchange Warrants to purchase 100 shares of Common Stock for an aggregate of 6,602,712 newly issued shares of Common Stock or rights to purchase shares of Common Stock (the “Exchange”), (iii) the Holders agreed to grant the Company a waiver under the Existing Transaction Documents to consummate a subsequent placement, pursuant to which the Company may issue and sell up to $20 million of shares of newly designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (iv) the Holders granted the Company a limited waiver in connection with the Proposed Common Offering of the provision in the Warrants that would increase the number of shares of Common Stock issuable upon exercise of the Warrants in the event that the Warrant exercise price (the “Exercise Price”) was reduced as a result of the issuance of Common Stock at a price per share less than the current Exercise Price (the “Warrant Adjustment”) so that the Proposed Common Offering only increased the number of Warrants to the number held by the Holders prior to the Exchange and (v) the Holders agreed to permanently waive the Warrant Adjustment going forward (collectively, (i) – (v), the “Transactions”). The consummation of the Transactions is subject to the Company obtaining consent, or no-objection, from the Nasdaq Stock Market and delivery to the Company’s transfer agent delivery instructions to issue the shares of Common Stock in the Exchange (the “Delivery Time”). Upon the consummation of the Proposed Common Offering, the conversion price of the Notes and the Exercise Price would be reduced to $0.15 per share and $0.20 per share, respectively.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series E Preferred Stock

On the Execution Date, the Company entered into a Master Services Agreement (the “MSA”) and a Statement of Work #1 (the “SOW”) with MeetKai, Inc. (“MeetKai”), pursuant to which, as of the Effective Time (as hereinafter defined), MeetKai will grant the Company a right (the “License”) to use, sub-license and/or resell MeetKai’s generative artificial intelligence platform (the “Platform”) as well as to provide hosting of the Platform and other development services. The License will be perpetual (the “Term”) and the Company will have the (i) right (which shall be exclusive during the first five years of the Term, and non-exclusive thereafter) to use, sub-license and/or resell the Platform on a “white-labeled basis” to the Company’s end customer (the “End User”), provided that such end customers are headquartered within the territory of North America (the “Territory”) and (ii) non-exclusive right to use, sub-license and/or resell the Platform to an End User outside the Territory. Either party will have the right to terminate the License (A) after five years from the Effective Time, for any or no reason, upon 60 days prior written notice, (B) upon written notice if a second statement of work related to development of the front-facing interface incorporating the Platform is not executed within 30 days of the Execution Date, or (C) at any time if the other party materially breaches the SOW and fails to cure such breach within agreed upon cure periods. In addition, the Company will have the right to terminate the License at any time beginning 34 months after the Effective Time, for any or no reason, upon 60 days prior written notice. For purposes of the MSA and the SOW, the “Effective Time” shall mean immediately after the Delivery Time.

The licensing fee (the “Licensing Fee”) for the License for the Term will be $15 million, of which $10 million will be paid at the Effective Time, $3 million will be paid on the first anniversary of the Effective Time and $2 million will be paid on the second anniversary of the Effective Time. The Company will pay MeetKai an annual maintenance fee (the “Maintenance Fee” and together with the Licensing Fee, the “Fees”) for the maintenance of the Platform starting in the fourth year of the Term, and each subsequent year. The parties agree to use good faith efforts to determine the amount of the Maintenance Fee, if any, that will be required. In the event that the parties cannot agree on whether a Maintenance Fee is required or the amount of such Maintenance Fee, the parties agreed to submit the dispute to binding arbitration. In addition, the Company agreed to pay MeetKai 50% of net revenue received by the Company from Licensing of the Platform.

The Licensing Fee and Maintenance Fee, if any, will be paid through the issuance of shares of Series E Preferred Stock. The terms of the Series E Preferred Stock shall be as set forth in the Certificate of Designations of the Rights, Preferences and Limitations of the Series E Convertible Preferred Stock (the “Series E Certificate”), which Series E Certificate shall be filed with the Nevada Secretary of State prior to the Effective Time. Each share of Series E Preferred Stock has a stated value of $100.00 per share (the “Series E Stated Value”). The number of shares of Series E Preferred Stock to be issued, multiplied by the Series E Stated Value, will equal the amount of Fees owed. On the Execution Date, the Company and MeetKai entered into a securities purchase agreement (the “MeetKai SPA”), pursuant to which the Company will sell the Series E Preferred Stock to MeetKai as payment for the Fees. At the Effective Time, the Company issued MeetKai 100,000 shares of Series E Preferred Stock.

The material terms of the Series E Preferred Stock and the MeetKai SPA are summarized below.

Description of the Series E Preferred Stock

Conversion Rights

Pursuant to the Series E Certificate, each share of Series E Preferred Stock is convertible into a number of shares (the “Series E Conversion Shares”) of Common Stock determined by dividing the Series E Stated Value by the Series E Conversion Price. The “Series E Conversion Price” is (i) prior to March 1, 2024, $0.10, subject to adjustment as provided in the Series E Certificate and (ii) on and after March 1, 2024, the greater of (A) $0.025 per share, subject to adjustment as provided in the Series E Certificate and (B) the average closing price of the Common Stock during the two (2) consecutive trading days prior to the date of conversion. Pursuant to the Series E Certificate, no shares of Series E Preferred Stock may be converted (i) until no more than $250,000 of principal face amount of the Notes are outstanding, (ii) that results in the holder of Series E Preferred Stock beneficially owning more than 4.99% of the Common Stock and (iii) that results in the issuance, in the aggregate, of Series E Conversion Shares in excess of 19.99% of the number of shares of Common Stock issued and outstanding as of the Execution Date, without shareholder approval, in accordance with the rules and regulations of the Nasdaq Stock Market (“Nasdaq”).

Dividend, Voting and Liquidation Rights

The holders of Series E Preferred Stock are not entitled to receive dividends and do not vote, except as required by Nasdaq or Nevada law. Each share of Series E Preferred Stock also has a $100.00 liquidation preference in the event of a liquidation, dissolution or winding up of the Company, and ranks senior to the Common Stock but junior to all other equity securities of the Company, either currently existing or issued in the future. The Company is required to maintain a reserve of authorized and unissued shares of Common Stock equal to 200% of the Series E Conversion Shares.

Optional and Mandatory Redemption

The Company has the right, at any time upon not less than five days’ prior written notice, to redeem all or a portion of the outstanding shares of Series E Preferred Stock at a price per share equal to the Series E Stated Value. The holders of Series E Preferred Stock have the right to require the Company to redeem all or a portion of the outstanding shares of Series E Preferred Stock at a price per share equal to the Series E Stated Value upon the occurrence of certain limited events, including bankruptcy, insolvency, liquidation, or if the Common Stock is not listed or quoted for ten consecutive trading days on a trading market, which includes any level of the OTC Markets operated by OTC Markets Group, Inc.

Description of the MeetKai SPA

Pursuant to the MeetKai SPA, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement with the U.S. Securities and Exchange Commission registering the Series E Conversion Shares for resale and to get the resale registration statement effective as soon as possible. The Company also granted MeetKai piggyback registration rights for the Series E Conversion Shares.

The foregoing descriptions of the MSA, SOW, MeetKai SPA and the Series E Certificate and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the MSA, SOW, MeetKai SPA and the Series E Certificate filed as Exhibits 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 3.1, respectively, hereto to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, William Horne notified the Company, of his decision to resign as a director of the Company, effective that day. Mr. Horne’s resignation was not the result of any disagreement with the Company, or its management on any matter relating to the Company's operations, policies or practices. The Company thanks Mr. Horne for his contributions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Form of Certificate of Designations of the Rights, Preferences and Limitations of the Series E Convertible Preferred Stock.

10.1	Amendment and Exchange Agreement, dated as of February 21, 2024.

10.2	Master Services Agreement, dated as of February 21, 2024, by and between RiskOn International, Inc. and MeetKai, Inc.

10.3	Statement of Work #1, dated as of February 21, 2024, by and between RiskOn International, Inc. and MeetKai, Inc.

10.4	Securities Purchase Agreement, dated as of February 21, 2024, by and between RiskOn International, Inc. and MeetKai, Inc.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: February 22, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel